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Exhibit 10.20

Form of
UNITED ONLINE, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

        THIS RESTRICTED STOCK PURCHASE AGREEMENT has been entered into as of this 5th day of February 2002, by and between United Online, Inc., a Delaware corporation, and                        , Optionee.

        All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

        A.    EXERCISE OF OPTION

        1.    Exercise.    Optionee hereby purchases                         shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to Optionee on September 26, 2001 (the "Grant Date") to purchase no more than                        shares of Common Stock (the "Option Shares") under the Plan at the exercise price of $1.84 per share (the "Exercise Price"). The portion of the Option being exercised is that portion that qualifies as an Incentive Stock Option under Section 422 of the Internal Revenue Code.

        2.    Payment.    Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

        3.    Stockholder Rights.    Until such time as the Corporation exercises the Repurchase Right, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions contained in this Agreement.

        4.    Restriction on Transfer.    Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. The Purchased Shares shall be held in escrow by the Corporation until such time as the Repurchase Right has lapsed.

        B.    REPURCHASE RIGHT

        1.    Grant.    The Corporation shall have the right (the "Repurchase Right") to repurchase at the Exercise Price any or all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule applicable to those shares or the special vesting acceleration provisions of Paragraph B.6 of this Agreement (such shares to be hereinafter referred to as the "Unvested Shares").

        2.    Exercise of the Repurchase Right.    The Repurchase Right shall be exercisable by written notice delivered to Optionee prior to the end of the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Optionee, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Optionee.

        3.    Termination of the Repurchase Right.    The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph B.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule. All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to terms of the Stock Pledge Agreement.

        4.    Aggregate Vesting Limitation.    If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the "Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

        5.    Recapitalization.    Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

        6.    Corporate Transaction.

          (a)  The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction, except to the extent the Repurchase Right is to be assigned to the successor entity in such Corporate Transaction.

          (b)  To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Corporate Transaction shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

          (c)  The vesting of the Purchased Shares (and/or the proceeds thereof) following a Corporate Transaction or Change in Control shall be determined in accordance with the terms of Optionee's employment agreement, if any, or the United Online 2001 Stock Incentive Plan if Optionee does not have an employment agreement.

        C.    SPECIAL TAX ELECTION    The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. Optionee should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. Optionee acknowledges that it is Optionee's sole responsibility, and not the Corporation's, to file a timely election under Code Section 83(b), even if Optionee requests the Corporation or its representatives to make this filing on his or her behalf.

        D.    GENERAL PROVISIONS

        1.    Assignment.    The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

        2.    No Employment or Service Contract.    Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        3.    Notices.    Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

        4.    No Waiver.    The failure of the Corporation in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        5.    Cancellation of Shares.    If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

        6.    Optionee Undertaking.    Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

        7.    Agreement is Entire Contract.    This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

        8.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

        9.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        10.    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

UNITED ONLINE, INC
By:

Title:

Address:

OPTIONEE
Address:

SPOUSAL ACKNOWLEDGMENT

        The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.

OPTIONEE'S SPOUSE
Address:

EXHIBIT I
ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED             sell(s),              assign(s)             and transfer(s) unto United Online, Inc. (the "Corporation"),             (            ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.             herewith and do(es) hereby irrevocably constitute and appoint                         Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate.

EXHIBIT II
FEDERAL INCOME TAX CONSEQUENCES AND
SECTION 83(b) TAX ELECTION

        I.    Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid potentially adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

        II.    Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

          (i)    For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

          (ii)  The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includable in Optionee's taxable income for alternative minimum tax purposes.

          (iii)  If Optionee makes a disqualifying disposition of the Purchased Shares, then, in most cases, Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

          (iv)  For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. The term "disqualifying disposition" means any sale or other disposition1 of the Purchased Shares within either two (2) years after the Grant Date or within one (1) year after the exercise date of the Option.

          (v)  In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit Optionee's ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to

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  the extent the final Treasury Regulations permit such a protective election. Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

          (vi)  The Code Section 83(b) election will be effective in limiting the Optionee's alternative minimum taxable income to the excess of the Fair Market Value of the Purchased Shares at the time the Option is exercised over the Exercise Price paid for those shares.

        1 Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

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SECTION 83(b) ELECTION

        This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1)
The taxpayer who performed the services is:

  Name:
  Address:
  Taxpayer Ident. No.:

(2)
The property with respect to which the election is being made is             shares of the common stock of United Online, Inc.

(3)
The property was issued on                        .

(4)
The taxable year in which the election is being made is the calendar year        .

(5)
The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer terminates. The issuer's repurchase right lapses in a series of installments over a      -year period ending on                        ,        .

(6)
The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                  per share.

(7)
The amount paid for such property is $                  per share.

(8)
A copy of this statement was furnished to United Online, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)
This statement is executed on                        ,        .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records. Optionee must also deliver one copy to the Corporation.

        The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the "Code"). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

        1.    The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

        2.    Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a)

of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election. The election shall be effective to the full extent permitted under the Code.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

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APPENDIX

        The following definitions shall be in effect under the Agreement:

        1.    Agreement    shall mean this Stock Purchase Agreement.

        2.    Change in Control    shall mean the event of a change in ownership or control of the Corporation effected through either of the following transactions:

          (a)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

          (b)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

        3.    Code    shall mean the Internal Revenue Code of 1986, as amended.

        4.    Common Stock    shall mean shares of the Corporation's common stock.

        5.    Corporate Transaction    shall mean either of the following stockholder approved transactions to which the Corporation is a party:

          (a)  a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

          (b)  any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets.

        6.    Corporation    shall mean United Online, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of United Online, Inc. which has assumed the Plan.

        7.    Exercise Price    shall have the meaning assigned to such term in Paragraph A.1.

        8.    Fair Market Value    per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (a)  If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

          (b)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        9.    Grant Date    shall have the meaning assigned to such term in Paragraph A.1.

        10.    Grant Notice    shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

        11.    Incentive Option    shall mean an option which satisfies the requirements of Code Section 422.

        12.    Involuntary Termination    shall mean the termination of Optionee's Service by reason of:

          (a)  Optionee's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

          (b)  Optionee's voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities at the Corporation (or any Parent or Subsidiary), it being understood that a change in Optionee's title shall not, in and of itself, be deemed a material reduction, (B) a reduction in Optionee's base salary or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without Optionee's consent.

        13.    Misconduct    shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

        14.    Non-Statutory Option    shall mean an option not intended to satisfy the requirements of Code Section 422.

        15.    Option    shall have the meaning assigned to such term in Paragraph A.1.

        16.    Option Agreement    shall mean all agreements and other documents evidencing the Option.

        17.    Optionee    shall mean the person to whom the Option is granted under the Plan.

        18.    Parent    shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        19.    Plan    shall mean the United Online, Inc. 2001 Stock Incentive Plan.

        20.    Plan Administrator    shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

        21.    Prior Purchase Agreement    shall have the meaning assigned to such term in Paragraph B.4.

        22.    Purchased Shares    shall have the meaning assigned to such term in Paragraph A.1.

        23.    Recapitalization    shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

        24.    Reorganization    shall mean any of the following transactions:

          (a)  a merger or consolidation in which the Corporation is not the surviving entity,

          (b)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

          (c)  a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

          (d)  any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

        25.    Repurchase Right    shall mean the right granted to the Corporation in accordance with Article B.

        26.    Service    shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non—employee member of the board of directors or an independent consultant.

        27.    Stock Pledge Agreement    shall mean the Stock Pledge Agreement entered into on February 5, 2002 by and between the Corporation and Optionee.

        28.    Subsidiary    shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        29.    Vesting Schedule    shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

        30.    Unvested Shares    shall have the meaning assigned to such term in Paragraph B.1.

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Form of UNITED ONLINE, INC. RESTRICTED STOCK PURCHASE AGREEMENT